   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 1997


                                                             FILE NOS. 333-14499
                                                                        811-5845
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-2


REGISTRATION STATEMENT UNDER
   THE SECURITIES ACT OF 1933                                [X]

   Pre-Effective Amendment No.                               [ ]

   Post-Effective Amendment No. 2                            [X]
                              and
REGISTRATION STATEMENT UNDER
   THE INVESTMENT COMPANY ACT OF 1940                        [X]

   Amendment No. 22                                          [X]


                          VAN KAMPEN AMERICAN CAPITAL
                            PRIME RATE INCOME TRUST
        (Exact Name of Registrant as Specified in Declaration of Trust)

              One Parkview Plaza, Oakbrook Terrace, Illinois 60181 (Address of Principal Executive Offices) (Zip Code)

                                 (630) 684-6000
              (Registrant's Telephone Number, including Area Code)

                              Dennis J. McDonnell
         President, Van Kampen American Capital Prime Rate Income Trust
                               One Parkview Plaza
                        Oakbrook Terrace, Illinois 60181
                    (Name and Address of Agent for Service)

                                   Copies to:

            Wayne W. Whalen, Esq.                          Ronald A. Nyberg, Esq.
             Thomas A. Hale, Esq.                        Executive Vice President,
     Skadden, Arps, Slate, Meagher & Flom               General Counsel and Director
                   (Illinois)                           Van Kampen American Capital
             333 W. Wacker Drive                         Investment Advisory Corp.
           Chicago, Illinois 60606                           One Parkview Plaza
                (312) 407-0700                        Oakbrook Terrace, Illinois 60181

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Approximate date of proposed public offering: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                               ------------------

                   CALCULATION OF REGISTRATION FEE UNDER THE
                             SECURITIES ACT OF 1933

================================================================================================================
                                                           PROPOSED*          PROPOSED*
                                         AMOUNT OF          MAXIMUM            MAXIMUM            AMOUNT OF
        TITLE OF SECURITIES            SHARES BEING     OFFERING PRICE        AGGREGATE         REGISTRATION
          BEING REGISTERED              REGISTERED         PER UNIT        OFFERING PRICE           FEE*+
----------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
Interest............................    225,000,000         $10.01         $2,252,250,000         $682,500
================================================================================================================

* Estimated solely for the purpose of calculating the registration fee.
+ Previously paid.
================================================================================

              VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST


                             CROSS REFERENCE SHEET*

                            PURSUANT TO RULE 404(C)

                   ITEM NUMBER, FORM N-2                                 CAPTION IN PROSPECTUS
                   ---------------------                                 ---------------------
Part A
 1.  Outside Front Cover....................................    Cover Page
 2.  Inside Front and Outside Back Cover Page...............    Cover Page; Outside Back Cover
 3.  Fee Table and Synopsis.................................    Fund Expenses; Prospectus Summary
 4.  Financial Highlights...................................    Financial Highlights
 5.  Plan of Distribution...................................    Use of Proceeds; Purchasing Shares of
                                                                the Fund; Management of the Fund
 6.  Selling Shareholders...................................    Not Applicable
 7.  Use of Proceeds........................................    Use of Proceeds; Investment Objective
                                                                and Policies and Special Risk Factors
 8.  General Description of the Registrant..................    The Fund; Investment Objective and
                                                                Policies and Special Risk Factors;
                                                                Investment Practices and Special Risks;
                                                                Description of Common Shares
 9.  Management.............................................    Management of the Fund; Custodian,
                                                                Dividend Disbursing and Transfer Agent
10.  Capital Stock, Long-Term Debt and Other Securities.....    The Fund; Taxation; Distributions;
                                                                Dividend Reinvestment Plan; Repurchase
                                                                of Shares; Description of Common
                                                                Shares; Communications with
                                                                Shareholders
11.  Defaults and Arrears on Senior Securities..............    Not Applicable
12.  Legal Proceedings......................................    Not Applicable
13.  Table of Contents of the Statement of Additional
     Information............................................    Table of Contents of the Statement of
                                                                Additional Information


* NOTE: The Prospectus and Statement of Additional Information as filed on November 13, 1997 with Post-Effective Amendment No. 1 to the Registration Statement filed on Form N-2 are unchanged and are incorporated herein by reference in their entirety.

                                                                            CAPTION IN SAI
                                                                            --------------
Part B
14.  Cover Page.............................................    Cover Page
15.  Table of Contents......................................    Cover Page
16.  General Information and History........................    Not Applicable
17.  Investment Objective and Policies......................    Investment Objective and Policies and
                                                                Special Risk Consideration; Investment
                                                                Restrictions; Portfolio Transactions
18.  Management.............................................    Trustees and Officers
19.  Control Persons and Principal Holders of Securities....    Trustees and Officers
20.  Investment Advisory and Other Services.................    Trustees and Officers; Management of
                                                                the Fund
21.  Brokerage Allocation and Other Practices...............    Portfolio Transactions
22.  Tax Status.............................................    Taxation
23.  Financial Statements...................................    Independent Accountants' Report;
                                                                Financial Statements for the Year Ended
                                                                July 31, 1997; Notes to Financial
                                                                Statements

Part C

     Information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of this Registration Statement.

                           PART C--OTHER INFORMATION

ITEM 24: FINANCIAL STATEMENTS AND EXHIBITS

     (A) FINANCIAL STATEMENTS:

         Included in Part A:

            Financial Highlights

         Included in Part B:

            Independent Accountants' Report; Portfolio of Investments as of July
                 31, 1997; Statement of Assets and Liabilities as of July 31, 1997; Statement of Operations for the year ended July 31, 1997; Statement of Changes in Net Assets for the fiscal years ended July 31, 1997 and 1996; Statement of Cash Flows for the year ended July 31, 1997; Notes to Financial Statements

     (B) EXHIBITS


                       >
          (a)(i)    Amended and Restated Declaration of Trust dated September 19, 1989(3)
         (a)(ii)    Certificate of Amendment dated October 11, 1995(3)
             (b)    By-laws(3)
             (d)    Specimen Certificate of Common Shares of Beneficial Interest of Registrant(3)
             (g)    Investment Advisory Agreement(4)
          (h(1))    Offering Agreement(4)
          (h(2))    Form of Dealer Agreement(3)
          (h(3))    Form of Broker Agreement(3)
          (h(4))    Form of Bank Agreement(3)
          (j(1))    Custodian Agreement(4)
          (j(2))    Transfer Agency and Service Agreement(4)
          (k(1))    Administration Agreement(4)
          (k(2))    Amended and Restated Legal Services Agreement(4)
          (l(i))    Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)(3)
         (l(ii))    Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)+
             (n)    Consent of KPMG Peat Marwick LLP(4)
             (p)    Letter of Investment Intent(3)
            (24)    Power of Attorney(4)
            (27)    Financial Data Schedule(4)


---------------

(1) Incorporated by reference to the Fund's Registration Statement on Form N-2, File Nos. 33-81076, and 811-5845, filed on July 1, 1994.

(2) Incorporated by reference to the Fund's Registration Statement on Form N-2, File Nos. 33-63349 and 811-5845, filed on October 11, 1995.

(3) Incorporated by reference to the Fund's Registration Statement on Form N-2, File Nos. 333-14499 and 811-5845, filed on October 18, 1996.


(4) Incorporated by reference to Post-Effective Amendment No. 1 to the Fund's Registration Statement on Form N-2, File Nos. 333-14999 and 811-5845, filed on November 13, 1997.


+   Filed herewith

ITEM 25: MARKETING ARRANGEMENTS

    See Exhibit h to this Registration Statement.

ITEM 26: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission fees.....................  $682,500
National Association of Securities Dealers, Inc. fees.......  $ 30,500
Printing and engraving expenses.............................  $ 45,000
Legal fees..................................................  $ 40,000
Accounting expenses.........................................  $  3,000
Miscellaneous expenses......................................  $  4,000
                                                              --------
               Total........................................  $805,000
                                                              ========


ITEM 27: PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     Not applicable

ITEM 28: NUMBER OF HOLDERS OF SECURITIES

     At November 7, 1997

                  TITLE OF CLASS                     NUMBER OF RECORD HOLDERS
                  --------------                     ------------------------
Common Shares of Beneficial Interest, par value
  $.01 per share...................................          225,523

ITEM 29: INDEMNIFICATION

     Please see Article 5.3 of the Registrant's Amended and Restated Declaration of Trust (Exhibit (a)(i)) for indemnification of officers and trustees. Registrant's trustees and officers are also covered by an Errors and Omissions Policy. Section 5 of the proposed Investment Advisory Agreement between the Fund and the Adviser provides that in the absence of willful misfeasance, bad faith or gross negligence in connection with the obligations or duties under the Investment Advisory Agreement or on the part of the Adviser, the Adviser shall not be liable to the Fund or to any Common Shareholder of the Fund for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding or sale of any security. The Distribution Agreement provides that the Registrant shall indemnify the Distributor (as defined therein) and certain persons related thereto for any loss or liability arising from any alleged misstatement of a material fact (or alleged omission to state a material fact) contained in, among other things, the Registration Statement or Prospectus except to the extent the misstated fact or omission was made in reliance upon information provided by or on behalf of the Distributor. (See Section 7 of the Distribution Agreement.)

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant and the Adviser and any underwriter pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person or the Registrant and the principal underwriter in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such trustee, officer or controlling person or the Distributor in connection with the Common Shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

ITEM 30: BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and directors of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-18161) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.

ITEM 31: LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder to be maintained (i) by Registrant will be maintained at its offices, located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181, ACCESS Investor Services, Inc., P.O. Box 418256, Kansas City, MO 02105-1713 or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts; (ii) by the Adviser, will be maintained at its offices, located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181; and (iii) all such accounts, books and other documents required to be maintained by the principal underwriter will be maintained by Van Kampen American Capital Distributors, Inc., at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.

ITEM 32: MANAGEMENT SERVICES

     Not applicable

ITEM 33: UNDERTAKINGS

     1. Registrant undertakes to suspend offering of its Common Shares until it amends its prospectus if (1) subsequent to the effective date of its Registration Statement, the net asset value declines more than 10 percent from its net asset value as of the effective date of the Registration Statement, or
(2) the net asset value increases to an amount greater than its net proceeds as stated in the prospectus.

     2. Not applicable

     3. Not applicable

     4. (a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     5. If applicable:

          (a) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 497(h) under the Securities Act of 1933, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     6. The Registrant undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, its Statement of Additional Information.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED IN THE CITY OF OAKBROOK TERRACE, AND THE STATE OF ILLINOIS, ON THE 28TH DAY OF NOVEMBER, 1997.


                                          VAN KAMPEN AMERICAN CAPITAL
                                          PRIME RATE INCOME TRUST

                                          By:        /s/ RONALD A. NYBERG
                                                      Ronald A. Nyberg
                                                Vice President and Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON NOVEMBER 28, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:


                     SIGNATURES                                              TITLE
                     ----------                                              -----
              /s/  DENNIS J. McDONNELL*                  Chairman, President
-----------------------------------------------------    (Chief Executive Officer) and Trustee
                 Dennis J. McDonnell

              /s/  EDWARD C. WOOD, III*                  Vice President and Treasurer
-----------------------------------------------------    (Chief Financial Officer and Accounting
                 Edward C. Wood, III                     Officer)

               /s/  THEODORE A. MYERS*                   Trustee
-----------------------------------------------------
                  Theodore A. Myers

                 /s/  ROD DAMMEYER*                      Trustee
-----------------------------------------------------
                    Rod Dammeyer

                 /s/  DAVID C. ARCH*                     Trustee
-----------------------------------------------------
                    David C. Arch

             /s/  HUGO F. SONNENSCHEIN*                  Trustee
-----------------------------------------------------
                Hugo F. Sonnenschein

                 /s/  HOWARD J KERR*                     Trustee
-----------------------------------------------------
                    Howard J Kerr

                /s/  WAYNE W. WHALEN*                    Trustee
-----------------------------------------------------
                   Wayne W. Whalen


                                                               November 28, 1997


* Signed by Ronald A. Nyberg pursuant to a Power of Attorney.

        /s/ RONALD A. NYBERG
------------------------------------
          Ronald A. Nyberg
          Attorney-in-Fact

          EXHIBIT INDEX TO POST-EFFECTIVE AMENDMENT NO. 2 TO FORM N-2

              SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION

                              ON NOVEMBER 28, 1997



EXHIBIT
NUMBER                              EXHIBIT
-------                             -------
(l(ii))   Consent of Skadden, Arps, Slate, Meagher & Flom
          (Illinois)(4)